Exhibit 10.3

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Furniture Brands International, Inc. (“Company”) and Ralph Scozzafava (“Executive”) entered into an Executive Employment Agreement effective as of June 18, 2007 (“Agreement”); and

WHEREAS, the Company and the Executive retained the right to amend the Agreement pursuant to Section 3.10 thereof; and

WHEREAS, the Company and the Executive desire to amend the Agreement;

NOW, THEREFORE, effective as of _____, 2008, the Agreement is amended as follows:

1. Section 2.4(b)(i) is deleted and replaced with the following:

“A Severance Payment equal to three, multiplied by the sum of (a) Executive’s annual Base Salary as of Executive’s Termination Date; and (b) the average annual bonus paid to Executive under the Company’s Short-Term Incentive Plan over the three year period (or such shorter period of time as Executive was eligible for a bonus under such Short-Term Incentive Plan) immediately preceding the year of Executive’s Termination Date;”

2. A new Section 2.4(b)(vi) is added to read as follows:

“(vi) Executive has been granted, and may in the future be granted, options to purchase shares of Company stock (“Stock Options”), as well as shares of restricted Company stock (Restricted Stock Awards”). If Executive’s employment is terminated within six months prior to a Change in Control (within the meaning of the Change in Control Agreements entered into with other Company executives in June, 2007), the Company shall pay to Executive an additional cash bonus equal to the sum of (a) and (b), where (a) equals the fair market value of nonvested shares of stock under the Restricted Stock Awards, and (b) equals the excess of the fair market value of the shares of stock subject to nonexercisable Stock Options, over the option exercise price. For this purpose, fair market vale shall be determined as of the date of Executive’s termination of employment. Such cash bonus shall be paid on the effective date of the Change of Control.”

IN WITNESS WHEREOF, the foregoing Amendment was executed on the __ day of ____, 2008.

FURNITURE BRANDS INTERNATIONAL, INC.

By: _________________________
Name:
Title:

EXECUTIVE
By: _________________________
Name: Ralph Scozzafava